UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 29, 2012

Fiesta Restaurant Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35373	90-0712224
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

968 James Street, Syracuse, New York		13203
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code (315) 424-0513

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13a-4(c))

ITEM 5.02. DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On June 29, 2012, Lynn Schweinfurth was appointed Vice President, Chief Financial Officer and Treasurer of Fiesta Restaurant Group, Inc. (the “Company”) effective July 16, 2012. Since 2010, Ms. Schweinfurth, age 45, was Vice President of Finance and Treasurer of Winn-Dixie Stores, Inc. Ms. Schweinfurth was Chief Financial Officer of Lone Star Steakhouse and Texas Land & Cattle from 2009 to 2010. She was Vice President, Finance, at Brinker International, Inc. from 2004 to 2009.

Pursuant to the terms of an offer letter (the “Letter Agreement”) between the Company and Ms. Schweinfurth entered into on June 29, 2012, Ms. Schweinfurth will earn an annual base salary of $320,000 and will be eligible for annual merit increases beginning in 2014 based upon recommendations of the Company’s Chief Executive Officer and Compensation Committee. Ms. Schweinfurth will also participate in the Company’s Executive Bonus Plan (the “Executive Bonus Plan”) and will be eligible to receive a bonus of up to 90% of her annual base salary with portions of such bonus based upon attainment of objectives to be established by the Company’s Compensation Committee and increases in “shareholder value” (as defined in the Executive Bonus Plan). Any bonus earned by Ms. Schweinfurth for 2012 will be pro-rated.

Pursuant to the Letter Agreement, within 30 days of July 16, 2012, the date of Ms. Schweinfurth’s commencement of employment with the Company, Ms. Schweinfurth will receive a grant of 50,000 shares of restricted common stock of the Company. The restricted shares of the Company’s common stock to be granted to Ms. Schweinfurth will vest over four years at the rate of 25% per annum beginning on the first anniversary of the date of grant and will be subject to provisions of the Company’s 2012 Stock Incentive Plan.

The Letter Agreement also provides that in the event Ms. Schweinfurth is terminated without Cause (as defined in the Letter Agreement), she will be entitled to receive a severance payment equal to her twelve months base salary and the pro-rated portion of her bonus payable, provided that a bonus would have been payable.

Ms. Schweinfurth will succeed Paul R. Flanders who will resign as Interim Chief Financial Officer of the Company on July 16, 2012.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)

99.1	Fiesta Restaurant Group, Inc. Press Release, dated July 2, 2012

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIESTA RESTAURANT GROUP, INC.

Date:	July 3, 2012

By:	/s/ Joseph A. Zirkman

Name:	Joseph A. Zirkman
Title:	Vice President, General Counsel and Secretary

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